As filed with the Securities and Exchange Commission on February 10, 2005
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               GASCO ENERGY, INC.
             (Exact name of Registrant as specified in its charter)
             Nevada                                              98-0204105
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)
                             14 Inverness Drive East
                              Building H, Suite 236
                            Englewood, Colorado 80112
                                 (303) 483-0044
                    (Address of Principal Executive Offices)
                             ----------------------

                San Joaquin Resources Inc. 1999 Stock Option Plan
                          Individual Option Agreements

                            (Full title of the plan)

                                  W. King Grant
                             Chief Financial Officer
                               Gasco Energy, Inc.
                             14 Inverness Drive East
                              Building H, Suite 236
                            Englewood, Colorado 80112
                     (Name and address for agent of service)

                                 (303) 483-0044
                     (Telephone number, including area code,
                              for agent of service)

                                   COPIES TO:
                                Michael P. Finch
                             Vinson & Elkins L.L.P.
                              2300 First City Tower
                                   1001 Fannin
                            Houston, Texas 77002-6760
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
======================================== ================= ==================== ==================== ===============
                                Proposed Maximum
          Title of Securities                                Offering Price      Proposed Maximum      Amount of
---------------------------------------    Amount to be       Per Share (2)     Aggregate Offering    Registration
           to be Registered               Registered (1)                             Price (2)            Fee
---------------------------------------- ----------------- -------------------- -------------------- ---------------

Common Stock issuable under San          7,051,721 Shares         $3.68             $39,997,813          $4,708
Joaquin Resources Inc. 1999 Stock
Option Plan


Common Stock issuable pursuant to
individual option agreements (3)         3,817,250 Shares
======================================== ================= ==================== ==================== ===============

(1) The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The maximum aggregate offering price is based on the average of the high and low sales prices of the registrant's common stock on February 9, 2005, as reported on the American Stock Exchange.
(3) The shares listed represent shares issuable upon the exercise of options granted to the following persons, each of whom was an employee, director or consultant of the Registrant at the time of grant: Mark Erickson, Carl Stadelhofer, Timothy Bowes, Robin Dean, Robert Thorup, Suzanne Wright, Carmen Lotito, Hartfield, Sonnier & Blue, Fay Matsukage, King Grant, Sherrill Hendricks, John Wells, Mike Decker, Gregory Pek and Marc Bruner. Each such option, other than the options granted to Mark Erickson, was issued in the form of option agreement set forth in Exhibit 4.4 hereto and the terms and number of shares underlying each such option are indicated therein. 1,025,000 of the shares listed represent shares issuable upon the exercise of options granted to Mark Erickson in the form of option agreement set forth in Exhibit 4.5 hereto.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Part I, Item 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Part I, Item 2 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Commission on March 26, 2004;

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2004, as filed with the Commission on May 12, 2004;

         (c) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Commission on August 11, 2004;

         (d) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2004, as filed with the Commission on November 12, 2004;

         (e) The Registrant's Current Reports on Form 8-K/A filed with the SEC on April 14, 2004, October 14, 2004 and December 2, 2004 and Form 8-K filed with the SEC on January 21, 2004, February 12, 2004, March 17, 2004, March 29, 2004, April 14, 2004, June 15, 2004, August 4, 2004, September 7, 2004, September 9, 2004, September 14, 2004, September 24, 2004, October 5, 2004, October 14, 2004
(three reports of the same date), October 15, 2004, October 20, 2004, November 8, 2004, November 23, 2004, December 6, 2004 (two reports of the same date), January 5, 2005, January 26, 2005, January 31, 2005 and February 7, 2005 (excluding any information furnished pursuant to Item 9 or Item 12 prior to August 23, 2004 or information furnished pursuant to Item 2.02 or Item 7.01 after August 23, 2004, on any Current Report on Form 8-K) and;

         (f) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on December 2, 2004 and;

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 78.7502 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL
Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

         Our amended and restated articles of incorporation provide that indemnification shall be to the fullest extent permitted by the NGCL for all of our current or former directors or officers.

         As permitted by the NGCL, the amended and restated articles of incorporation provide that directors of Gasco shall have no personal liability to Gasco or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of loyalty to our company or our stockholders, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends under Section
78.300 of the NGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          No.      Description

          4.1 San Joaquin Resources Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant's 10-KSB filed with the SEC on April 14, 2000).

          4.2 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated December 31, 1999, filed on January 21, 2000).

          4.3  Amended and Restated Bylaws (incorporated by reference to Exhibit
               3.4 to the Company's Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002).

          4.4* Form of Option Agreement between the Company and the individuals listed therein.

          4.5 Form of Option Agreement between the Company and Mark Erickson (incorporated by reference to Exhibit 10.9 to the Company's Form 10-K for the year ended December 31, 2001, filed on March 29,
               2002).

          4.6 Form of Option Agreement for San Joaquin Resources Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company's Form 10-K for the year ended December 31, 2001, filed on March 29, 2002).

          5.1* Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

          23.1* Consent of Deloitte & Touche LLP.

          23.2*Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineers

          23.3*Consent  of  Dill  Dill  Carr   Stonbraker  &   Hutchings,   P.C.
               (contained in Exhibit 5.1 hereto).

          24.1*Powers of Attorney (included on the signature page to this registration statement).

         ---------------
         *filed herewith

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of February, 2005.

                                                    GASCO ENERGY, INC.


                                                By:  /s/W. King Grant
                                                     W. King Grant
                                                     Executive Vice President
                                                     and Chief Financial Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. King Grant and Michael K. Decker, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                                           Title                              Date


              /s/ Mark A. Erickson                Director and President and Chief Executive    February 10, 2005
            ---------------------                 Officer (Principal Executive
              Mark A. Erickson                    Officer)


            /s/ Marc A. Bruner                   Director                                       February 10, 2005
            ------------------
              Marc A. Bruner


           /s/ Carl Stadelhofer                  Director                                       February 10, 2005
           --------------------
             Carl Stadelhofer


            /s/ W. King Grant                    Executive Vice President and Chief             February 10, 2005
           -----------------                     Financial Officer (Principal Financial
              W. King Grant                      Officer and Principal Accounting Officer


            /s/ Carmen Lotito                    Director                                       February 10, 2005
            ------------------
          Carmen ("Tony") Lotito

          /s/ Charles B. Crowell
          ----------------------
           Charles B. Crowell                    Director                                       February 10, 2005


          /s/ Richard S. Langdon                 Director                                       February 10, 2005
          ----------------------
            Richard S. Langdon


             /s/ R.J. Burgess                    Director                                       February 10, 2005
             ----------------
               R.J. Burgess



            /s/ John A. Schmit                   Director                                       February 10, 2005
            ------------------
              John A. Schmit


                                INDEX TO EXHIBITS

          No.      Description

          4.1 San Joaquin Resources Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant's 10-KSB filed with the SEC on April 14, 2000).

          4.2 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated December 31, 1999, filed on January 21, 2000).

          4.3  Amended and Restated Bylaws (incorporated by reference to Exhibit
               3.4 to the Company's Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002).

          4.4* Form of Option Agreement between the Company and the individuals listed therein.

          4.5 Form of Option Agreement between the Company and Mark Erickson (incorporated by reference to Exhibit 10.9 to the Company's Form 10-K for the year ended December 31, 2001, filed on March 29,
               2002).

          4.6 Form of Option Agreement for San Joaquin Resources Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company's Form 10-K for the year ended December 31, 2001, filed on March 29, 2002).

          5.1* Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

          23.1* Consent of Deloitte & Touche LLP.

          23.2*Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineers

          23.3*Consent  of  Dill  Dill  Carr   Stonbraker  &   Hutchings,   P.C.
               (contained in Exhibit 5.1 hereto).

          24.1*Powers of Attorney (included on the signature page to this registration statement).

         ---------------
         *filed herewith